UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 29, 2005

FENTURA FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification No.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)	48430-0725 (Zip Code)

Registrant’s telephone number, including area code: (810) 629-2263

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	Election of Director

        On September 29, 2005, Kenneth R. Elston was elected to the Board of Directors of the Corporation. Mr. Elston fills the vacancy left on the Board created by the resignation of Ms. Peggy L. Haw-Jury effective August 8, 2005, as disclosed in the Current Report on Form 8-K filed by the Corporation on August 10, 2005. Mr. Elston was elected by a unanimous vote of the remaining directors of the Corporation, as permitted by the Corporation's Articles of Incorporation and Michigan law.

        Mr. Elston has also been named to the Audit Committee of the Board of Directors. The Board of Directors has determined that Mr. Elston is an "audit committee financial expert" as defined under the applicable rules of the Securities and Exchange Commission.

        On October 5, 2005, the Corporation issued a press release announcing this election. The press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release issued October 5, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 5, 2005	FENTURA FINANCIAL, INC. By: /s/ Ronald L. Justice Ronald L. Justice SVP-Corporate Governance & Investor Relations

EXHIBIT INDEX

99.1	Press Release issued October 5, 2005